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                                                                      EXHIBIT 21

                                   REGISTRANT
                             POLARIS INDUSTRIES INC.



                                                 State or Other Jurisdiction
                                                     of Incorporation or
        Name of Subsidiary                               Organization
        ------------------                       ---------------------------
Polaris Industries Inc.                                    Delaware

Polaris Real Estate Corporation of Iowa, Inc.              Delaware

Polaris Real Estate Corporation                            Delaware

Polaris Industries Export Ltd.                             Barbados

Polaris Industries Ltd.                                Manitoba, Canada

Polaris Acceptance Inc.                                    Minnesota

Polaris Sales Inc.                                         Minnesota

Polaris Industries Manufacturing LLC                       Minnesota

Polaris Direct Inc.                                        Minnesota

Polaris Sales Australia Pty Ltd.                           Australia

Polaris France S.A.                                         France

Polaris Britain Limited                                     England

Polaris Norway AS                                           Norway

Polaris Scandinavia AB                                      Sweden